Exhibit 10.5

FORM OF

TIME-BASED INCENTIVE STOCK OPTION AWARD AGREEMENT

WINCHESTER BANCORP, INC.

2026 EQUITY INCENTIVE PLAN

(EXECUTIVES)

This time-based Incentive Stock Option (“ISO”) award agreement (“ISO Award” or “Agreement”) is and will be subject in every respect to the provisions of the Winchester Bancorp, Inc. 2026 Equity Incentive Plan (the “Plan”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement. The holder of this ISO Award (the “Participant”) hereby accepts this ISO Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Joint Compensation Committee of the Board of Directors of Winchester Savings Bank (the “Bank”) and Winchester Bancorp, Inc. (the “Committee”) or the Board of Directors of Winchester Bancorp, Inc. (the “Company”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. A copy of the Plan and related prospectus will be provided to each person granted an ISO Award. Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant:

2. Date of Grant: _______________________, 2026

3. Total number of shares of Common Stock that may be acquired pursuant to this ISO Award: _____________________

4. (a) Option Exercise Price: $______________

(b) Expiration Date: ________________, subject to earlier expiration due to Termination of Service.

5. Vesting Schedule. Except as otherwise provided in this Agreement or the Plan, the ISO Award shall vest (i.e., become exercisable) in accordance with the following schedule:

Vesting Date (1)	Number of Options Available for Exercise (2)

(1)
If a Vesting Date falls on a non-business day, the ISO Award will vest on the next business day.
(2)
The number of ISOs available for exercise is cumulative. For example, assume an ISO Award is granted on December 9, 2026, subject to five (5) year vesting. For illustration purposes only, assume on December 9, 2028 no vested ISOs have been exercised by the Participant. In that event, the Participant will have two (2) tranches of vested ISOs to exercise.

If the Participant is not in Service with the Bank or the Company on an applicable Vesting Date or does not satisfy the special vesting conditions set forth in Section 11 of this Agreement, the Participant will forfeit all rights to any unvested ISOs subject to this ISO Award as of the Participant’s Termination of Service. For a participant who is both an Employee and a Director, termination of employment will not constitute a Termination of Service for purposes of the Plan, so long as the participant continues to provide Service as a Director.

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6. Exercise Procedure. The Participant may exercise this ISO Award in whole or in part by delivering to the Company a written notice (the “Notice of Exercise of Option” ) setting forth the number of shares of Common Stock with respect to which the ISO is to be exercised, together with payment by cash or other means acceptable to the Committee.

7. Delivery of Shares of Common Stock. Delivery of shares of Common Stock under this ISO Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8. Change in Control. In the event of the Participant’s Involuntary Termination following a Change in Control, all ISOs subject to this Agreement will become fully vested. Participants will have 90 days following an Involuntary Termination to exercise the vested ISO Award. A “Change in Control” will be deemed to have occurred as described in the Plan.

9. Adjustment Provisions. This ISO Award, including the number of shares of Common Stock subject to the ISO Award and the Option Exercise Price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of the Plan.

10. Expiration of ISOs. In no event shall the ISOs subject to this Agreement be exercisable after the Expiration Date set forth in Section 4 above.

11. Effect of Termination of Service on ISO Award.

Notwithstanding Sections 5 and 8 above, the following special vesting and exercise rules will apply if the Participant’s Service with the Company and its Affiliates terminates before the Participant has vested in and/or exercised the ISOs subject to this ISO Award:

(a) Death. In the event of the Participant’s Termination of Service by reason of the Participant’s death, any unvested ISOs subject to this Agreement will vest. All vested ISOs will be exercisable by the Participant’s beneficiary, at any time until the earlier of the Expiration Date set forth in Section 4 above or 12 months from the date of the Participant’s death.

(b) Disability. In the event of the Participant’s Termination of Service by reason the Participant’s Disability, any unvested ISOs subject to this Agreement will vest. A Participant’s Disabled status must become effective prior to the date of the Participant’s separation from service from the Company or the Bank in order to be recognized under this Agreement. All vested ISOs are exercisable by the Participant at any time until the earlier of the Expiration Date set forth in Section 4 above or 12 months from the date of Termination of Service under this subparagraph (b).

(c) Separation from Service for Reasons other than Death, Disability or a Change in Control. In the event the Participant terminates service with the Bank and/or the Company for reasons other than death, Disability or a Change in Control, the Participant’s vested ISOs will remain exercisable for 90 days following the Participant’s separation from service. All unvested ISOs will be forfeited, unless otherwise specified herein.

12. No Rights as Stockholder. The Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to this ISO Award, unless and to the extent that: (a) the Participant has exercised the ISOs pursuant to the terms of this Agreement and paid the full Option Exercise Price for the number of shares of Common Stock purchased upon exercise of the ISOs, (b) the Company shall have issued and delivered the corresponding shares of Common Stock to the Participant, and (c) the Participant is entered as a stockholder of record on the books of the Company with respect to the shares of Common Stock issued upon the ISO exercise.

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13. Tax Consequences.

(a)
Exercise of Incentive

Stock Option:

There are no regular federal or state income or employment tax liabilities upon the exercise of an Incentive Stock Option (see Incentive Stock Option Holding Period), although the excess, if any, of the Fair Market Value of the shares of Common Stock on the date of exercise over the Option Exercise Price will be treated as income for alternative minimum tax (“AMT”) purposes and may subject a Participant to AMT in the year of exercise.

(b) Disqualifying

Disposition:

In the event of a disqualifying disposition (described below), Participants will recognize income equal to the difference between the Fair Market Value of the shares of Common Stock on the date of exercise and the Option Exercise Price. Unlike Non-Statutory Stock Options (“NSOs”), the income recognized upon exercise of an ISO will not be subject to mandatory tax withholding. The income recognized upon a disqualifying disposition will be reported on a Participant’s Form W-2.

(c)
Incentive Stock Option

Holding Period:

In order to receive Incentive Stock Option tax treatment under Section 422 of the Code, a Participant may not dispose of shares of Common Stock acquired upon an exercise of an ISO: (i) for two (2) years from the Date of Grant, and (ii) for one (1) year after the date you exercise the ISO. Participants must notify the Company within ten (10) days of an early disposition of Common Stock (i.e., a “disqualifying disposition”).

If a Participant sells shares of Common Stock after the expiration of the Incentive Stock Option Holding Period (described above), any appreciation or depreciation in the value of the shares of Common Stock will be treated as a capital gain or loss.

14. Modification or Amendment. This Agreement may not be amended or otherwise modified, except as set forth herein, unless evidenced in writing and signed by the Company and the Participant. Notwithstanding the foregoing, the Committee may amend this Agreement by a writing that specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, provided that no such amendment shall adversely affect in a material way the Participants rights hereunder without the Participant’s written consent (except to the extent the Committee reasonably determines that such amendment or termination is necessary or appropriate to comply with applicable law or the rules or regulations of any stock exchange on which the Common Stock is listed or quoted). Without limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of this ISO Award in any way it may deem necessary or advisable to carry out the purpose of the grant of the ISOs as a result of any change in applicable law or regulation or any future law, regulation, ruling, or judicial decisions.

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15. No Continuation of Service. Neither the Plan nor this ISO Award will confer upon the Participant any right to continue in the Service of the Company or the Bank.

16. Transferability. Except as provided below, this ISO Award is personal to the Participant and during the Participant’s lifetime may only be exercised by the Participant or the Participant’s guardian or legal representative; and may not be sold, pledged, assigned or transferred in any manner, other than in the case of the Participant’s death by the Participant’s beneficiary as determined pursuant to procedures prescribed by the Committee for this purpose or by will or the laws of descent and distribution, and any such purported sale, pledge, assignment or transfer shall be void and of no effect.

17. Beneficiary. Each Participant may name a beneficiary or beneficiaries to whom any vested but unexercised portion of this ISO Award is to be transferred in case of the Participant’s death.

18. Interpretation. The Participant accepts the ISO Award subject to all the terms and provisions and restrictions of this Agreement and the Plan. The undersigned Participant hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20. Entire Agreement. This Agreement (including Appendix A), together with the Plan, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings, or any agreements of any nature, written or otherwise, relating to the subject matter hereof.

21. Governing Law. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the application of the principles of conflicts of laws. Notwithstanding anything to the contrary herein, the grant, exercise and vesting of ISOs hereunder are conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 18 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

22. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

23. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company as follows:

Winchester Bancorp, Inc.

661 Main Street
Winchester, MA 01890
Attn: Elda Heller

Any notice to be given under the terms of this Agreement to you shall be addressed to you at the address listed in the Company’s records. By a notice given pursuant to this Section 23 either party may designate a different address for notices. Any notice shall be deemed to have been duly given when personally delivered (addressed as specified above) or when enclosed in a properly sealed envelope (addressed as specified above) and deposited, postage prepaid, with the U.S. postal service or an express mail company.

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24. Policies and Restrictions. Notwithstanding any other provision of this Agreement to the contrary, any ISOs granted hereunder or any shares of Common Stock issued upon exercise of an ISO, as well as any cash or stock dividends received in connection with shares of Common Stock issued hereunder, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any recoupment/claw back policy maintained by the Company, any trading policy restrictions and/or any hedging/pledging policy restrictions (the “Policies”). In addition, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) the Policies and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policies, any similar policy (as applicable to the Participant) or any amendments that may be made from time to time in the future by the Company, in its discretion, without further consent or action being required by the Participant. To the extent that the terms of this Agreement and any of the Policies or any similar policy conflict, then the terms of such policy shall prevail.

25. Code Section 409A. This ISO Award is intended to satisfy the requirements for exemption from the restrictions of Code Section 409A applicable to incentive stock options.

26. Restrictive Covenant. In consideration for this Incentive Stock Option grant, the receipt and sufficiency of which the Participant hereby acknowledges, Participant agrees to and is bound by the terms of the Non-Solicitation Agreement, attached hereto as Appendix A and incorporated by reference as if fully written herein and will survive the expiration of this Agreement and remain in full force and effect.

27. Holding Period. As a condition of receipt of this Incentive Stock Option, the Participant agrees to hold vested shares of Common Stock received upon exercise of all or a portion of this Incentive Stock Option grant for one year following the exercise date. The foregoing limitation shall not apply to the extent this Incentive Stock Option is exercised due to death, Disability or Involuntary Termination of employment following a Change in Control, or to the extent that (i) the Participant directs the Company to withhold, or the Company elects to withhold, shares of Stock sufficient to cover to the taxes required to be withheld at the minimum statutory withholding rates, or (ii) the Participant exercises this Incentive Stock Option by net settlement, and in the case of (i) and (ii) herein, only to the extent of the shares of Common Stock withheld for tax or net settlement purposes.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the Date of Grant of this ISO Award.

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WINCHESTER BANCORP, INC.

By:

Duly Authorized Officer of the Company

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing ISO Award and agrees to the terms and conditions hereof, including the terms and provisions of the Plan and Appendix A attached hereto. The undersigned hereby acknowledges receipt of a copy of the Plan and related prospectus.

PARTICIPANT

________________________________

Date

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Appendix A

Participant Non-Solicitation Agreement

This Participant Non-Solicitation Agreement (the “Agreement”) is entered into by and between Winchester Bancorp, Inc,. on behalf of itself and its Affiliates, including Winchester Savings Bank (collectively “Winchester” or the “Company”) and [______________________] (hereinafter “Participant”) (collectively, the “Parties”).

In consideration for the grant of an equity award (Restricted Stock Award or Stock Option) to Participant pursuant to the Winchester Bancorp, Inc. 2026 Equity Incentive Plan and the equity award agreement (“Award Agreement”) to which this Agreement is appended, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Participant hereby agrees as follows:

1. Non-Solicitation – Customers. During the Participant’s employment with Winchester and for a period of six (6) months following the termination of Participant’s employment for any reason, Participant agrees that Participant will not solicit the sale of, sell, or attempt to sell any products or services similar to those offered by Winchester to any customer of Winchester which: (i) Participant called on, serviced, did business with or had contact with for the first time during Participant’s employment at Winchester; or (ii) Participant became acquainted with or received confidential information regarding for the first time as a result of Participant’s employment at Winchester.

2. Non-Solicitation – Employees. During the Participant’s employment with Winchester and for a period of six (6) months following Participant’s termination of employment, Participant agrees that Participant will not induce or solicit or attempt to induce or solicit any employee of Winchester to leave his or her employment with Winchester and/or accept employment elsewhere.

3. Clawback. If Participant breaches Agreement, then the “Committee” (as that term is defined in the Award Agreement) may, notwithstanding any other provision in the Award Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit Participant’s Award (as that term is defined in the Award Agreement). Without limiting the generality of the foregoing, the Committee may also require Participant to pay to the Company any gain realized by Participant from the shares of Company common stock (“Common Stock”) awarded during the period beginning six months prior to the date on which Participant engaged or began engaging in activity in violation of this Agreement. Participant agrees that in the event that the Committee takes any action set forth in this Paragraph 3: (a) the restrictions set forth herein will remain in effect as Participant will have received consideration above and beyond the Award; and (b) Winchester will remain entitled to injunctive relief because it would not be made whole simply through the potential actions set forth in this Paragraph 3. Nothing in this Paragraph 3 limits the terms of any Company recoupment or clawback policy, as now in effect or hereafter amended.

A - 1

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